Exhibit 4.92
Execution Version

SECOND AMENDMENT TO THE FIFTH

AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to the Fifth Amended and Restated Credit Agreement (“Second Amendment”) is made as of June 20, 2013 by and among Credit Acceptance Corporation, a Michigan corporation (“Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).

RECITALS

A.
Company, Agent and the Banks entered into that certain Fifth Amended and Restated Credit Acceptance Corporation Credit Agreement dated as of June 17, 2011 (as amended by that certain First Amendment to Fifth Amended and Restated Credit Agreement dated June 15, 2012 and as may be further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the Banks renewed and extended (or committed to extend) credit to the Company, as set forth therein.

B.
The Company has requested that Agent and the Banks agree to certain amendments to the Credit Agreement and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, Company, Agent and the Banks agree:

1. Section 1 of the Credit Agreement is hereby amended as follows:

          (a) The following definitions are hereby amended and restated in their entirety as follows:

“‘Dealer Agreement(s)’ shall mean the sales and/or servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries (i) accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make loans or advances to such Dealers included in Dealer Loans Receivable and with respect to which neither the Company nor any of its Subsidiaries has subsequently purchased such Dealer’s remaining right to payments relating to such Installment Contract to which such Dealer is entitled, (ii) accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make loans or advances to such Dealers included in Dealer Loans Receivable and with respect to which the Company or one of its Subsidiaries has subsequently purchased such Dealer’s remaining right to payments relating to such Installment Contract to which Dealer is entitled, and (iii) accepts outright assignments of Installment Contracts from Dealers or funds Installment Contracts originated by such Dealer in the name of Company or any of its Subsidiaries, in each case as such agreements may be in effect from time to time.

‘Outright Dealer Agreement(s)’ shall mean Dealer Agreements referred to in clauses (ii) and (iii) of the definition of Dealer Agreements.

‘Permitted Prepayment’ shall mean any prepayment, purchase redemption or defeasance of real estate mortgage debt, the Existing Senior Notes or Future Debt (x) which is funded solely with the proceeds of (i) new cash equity in the form of nonconvertible common shares, (ii) Subordinated Debt, (iii) cash on hand or borrowings of Advances or borrowings under a warehouse facility otherwise permitted hereunder, or (iv) other Debt permitted hereunder, which other Debt satisfies the following conditions:

(a)           such Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity and with no provision for mandatory early repayment except (x) upon default, (y) following a change in control or (z) following the sale of any portion of the assets of the Company or any of its Subsidiaries (other than pursuant to a Securitization Transaction), in an amount not to exceed the proceeds of such sale;

(b)           such Debt shall be unsecured, or, subject to the Intercreditor Agreement, secured;

(c)           both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing; and

(d)           if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks, with prepayment to be made concurrently with the receipt of such proceeds (or after the receipt of such proceeds on terms reasonably satisfactory to Agent) or (y) which has been approved by the Majority Banks. Solely for purposes of the definition of Permitted Prepayment, any Bank which fails, within fifteen (15) Business Days of receipt of written notice from the Company of its intent to make such prepayment (identifying the Debt to be prepaid, and the amount of any such prepayment, captioned “notice of prepayment” and stating that approval is deemed to be given if an objection is not made within fifteen (15) Business Days of receipt of such notice), to object in writing to the Company’s proposed prepayment shall be deemed to have approved such prepayment.

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‘Revolving Credit Maturity Date’ shall mean the earlier to occur of (i) June 23, 2016, as such date may be extended from time to time pursuant to Section 2.16 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.15 or 9.2 hereof.”

          (b) The following new definitions are inserted in the appropriate alphabetical order:

“‘Permitted Senior Note Refinancing Debt’ shall mean Debt (other than Debt hereunder or Debt of a Special Purpose Subsidiary under a warehouse facility) constituting a refinancing or extension of the Existing Senior Notes that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Existing Senior Notes being refinanced or extended on the date of such refinancing or extension (plus the amount of any fees, premiums, and reasonable costs and expenses payable in connection with such refinancing or extension), and (b) satisfies the conditions contained in clauses (a) through (d) of the definition of Permitted Prepayment.”

“‘Second Amendment Effective Date’ shall have the meaning set forth in the Second Amendment to this Agreement dated as of June 20, 2013.”

(c)	The definition of “Future Debt” is hereby amended by adding the following sentence at the end thereof:

“Permitted Senior Note Refinancing Debt shall not constitute Future Debt hereunder.”

(d)	The definition of Permitted Investments is hereby amended by amending and restating clause (g) thereof in its entirety as follows:

“(g)           Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof, and Investments in structured securities (such as asset-backed securities, mortgage-backed securities, or commercial mortgaged-backed securities), that at the time of acquisition thereof have an assigned rating of “A-” or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America);”

2. Section 2 of the Credit Agreement is amended as follows:

(a)	Section 2.3(d) is hereby amended by amending and restating clause (i) thereof in its entirety as follows:

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“(i) in the case of a Base Rate Advance at least One Million Five Hundred Thousand Dollars ($1,500,000)”

(b)	Section 2.5(c)(iv) is hereby amended by deleting the words “six (6)” appearing therein and replacing them with the words “eight (8).”

3. Section 8.5(c) is hereby amended and restated in its entirety as follows:

“(c)           the Existing Senior Notes, Permitted Senior Note Refinancing Debt, and all Future Debt.”

4. Section 8.8 is hereby amended by deleting the word “and” appearing at the end of clause (o) thereof, deleting the period at the end of clause (p) thereof, inserting “; and” in its place, and inserting the following new clause (q) thereafter:

“(q) Investments consisting of Existing Senior Notes, Permitted Senior Notes Refinancing Debt or Senior Notes purchased by the Company (including, without limitation, any such notes purchased from officers and directors of the Company) in an aggregate principal amount, at any time outstanding not to exceed $25,000,000, provided, however, that at the time of each such purchase, no Default or Event of Default has occurred and is continuing.”

5. Section 8.10 is hereby amended by inserting, immediately prior to the period at the end thereof, the words “and except for purchases of Existing Senior Notes, Permitted Senior Notes Refinancing Debt or Senior Notes from officers and directors permitted under Section 8.8(a) hereof”.

6. This Second Amendment shall become effective according to the terms and as of the date hereof, upon satisfaction by the Company of the following conditions:

(a) Agent shall have received counterpart originals of (i) this Second Amendment, duly executed and delivered by the Company and the requisite Banks, and (ii) a Reaffirmation of Loan Documents duly executed and delivered by the Guarantors.

(b) Company shall have paid to Agent, for distribution to the Banks the upfront fees as set forth in the Summary of Terms and Conditions dated March 26, 2013.

(c) Agent shall have received from a responsible senior officer of the Company and each of the Guarantors a certification (supported by appropriate authorizing resolutions) (i) that this Second Amendment and each of the other Loan Documents being executed concurrently therewith has been duly authorized, executed and delivered on behalf of the Company, and that no consents or other authorizations of any third parties are required in connection therewith; and (ii) that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of this Second Amendment.

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(d) Company shall have paid to the Agent and the Banks all fees and expenses, if any, owed to the Agent and the Banks and accrued to the Second Amendment Effective Date.

Agent shall give notice to Company and the Banks of the occurrence of the Second Amendment Effective Date.

7. The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.18, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

8. Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

9. Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.

10. This Second Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

11. This Second Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

[Signatures Follow on Succeeding Pages]

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WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,
 as Administrative Agent, Sole Lead Arranger, and Collateral Agent

By: /s/ Paul G. Russo
Paul G. Russo

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

CREDIT ACCEPTANCE
CORPORATION

By: /s/ Douglas W. Busk
Douglas W. Busk

Its: Treasurer

Signature Page to CAC Second Amendment
(1303830)

BANKS:

COMERICA BANK

By: /s/ Paul G. Russo
Paul G. Russo

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

BANK OF AMERICA, N.A., as Co-Syndication Agent, and a Bank

By: /s/ Michael E. Miller
Michael E. Miller

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

BANK OF MONTREAL, as Co-Documentation Agent and a Bank

By: /s/ Catherine Blaesing
Catherine Blaesing

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

FIFTH THIRD BANK, an Ohio banking corporation, successor by merger with FIFTH THIRD BANK, a Michigan banking corporation, as Co-Documentation Agent and a Bank

By: /s/ Jessica English
Jessica English

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

RBS CITIZENS, N.A., as Co-Syndication Agent and a Bank

By: /s/ Michael S. Farley
Michael S. Farley

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy Rettberg
Timothy Rettberg

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

THE HUNTINGTON NATIONAL BANK

By: /s/ Tara Donovan
Tara Donovan

Its: Vice President

Signature Page to CAC Second Amendment
(1303830)

ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Kenneth Lipke
Kenneth M. Lipke

Its: First Vice President

By: /s/ Jeffrey S. Ackerman
Jeffrey S. Ackerman

Its: Senior Vice President

Signature Page to CAC Second Amendment
(1303830)

FLAGSTAR BANK, fsb

By: /s/ Michael Blackburn
Michael Blackburn

Its: First Vice President

Signature Page to CAC Second Amendment
(1303830)